UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 24, 2012

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

51 West 52nd Street, New York, New York	10019
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code:  (212) 975-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

(a)  The Annual Meeting of Stockholders (the “Annual Meeting”) of CBS Corporation (the “Company”) was held on May 24, 2012.

(b)  The final results of voting on each of the matters submitted to a vote of the Company’s stockholders at the Annual Meeting as certified by the independent inspector of election are set forth below.

       1.  The nominees for election to the Board of Directors were elected to hold office, in accordance with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, until the next annual meeting or until his or her successor is duly elected and qualified, based upon the following votes:

Name	For	Withheld	Broker Non-Votes
David R. Andelman	40,231,963	1,341,363	1,240,744
Joseph A. Califano, Jr.	40,228,335	1,344,991	1,240,744
William S. Cohen	40,165,344	1,407,982	1,240,744
Gary L. Countryman	40,231,751	1,341,575	1,240,744
Charles K. Gifford	40,165,909	1,407,417	1,240,744
Leonard Goldberg	40,230,109	1,343,217	1,240,744
Bruce S. Gordon	40,166,048	1,407,278	1,240,744
Linda M. Griego	40,230,671	1,342,655	1,240,744
Arnold Kopelson	40,232,486	1,340,840	1,240,744
Leslie Moonves	40,229,390	1,343,936	1,240,744
Doug Morris	40,167,179	1,406,147	1,240,744
Shari Redstone	40,223,477	1,349,849	1,240,744
Sumner M. Redstone	40,223,058	1,350,268	1,240,744
Frederic V. Salerno	40,163,364	1,409,962	1,240,744

       2.  The proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2012 was approved based upon the following votes:

For	Against	Abstentions
42,743,063	63,278	7,729

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION
(Registrant)

		By:	/s/ Louis J. Briskman
			Name:	Louis J. Briskman
			Title:	Executive Vice President and
General Counsel

Date:	May 31, 2012